UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2023

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMP	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.08	Shareholder Director Nominations

 To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01	Other Events

On August 30, 2023, the Board of Directors (the “Board”) of Adamis Pharmaceuticals Corporation, a Delaware corporation (the “Company”), established November 9, 2023, as the date of the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). The 2023 Annual Meeting will be held virtually by means of remote communication. The time and location of the 2023 Annual Meeting, the matters to be considered and other details of the virtual annual meeting, including how stockholders can log into the virtual meeting, vote and submit questions, will be disclosed in the Company’s proxy statement for the 2023 Annual Meeting to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

Because the date of the 2023 Annual Meeting represents a change of more than thirty calendar days from the date of the anniversary of the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, the Company is setting a deadline for receipt of Rule 14a-8 stockholder proposals that is a reasonable time before the Company expects to begin to print and send its proxy materials. Such stockholder proposals must also comply with the other requirements of Rule 14a-8 in order to be eligible for inclusion in the Company’s proxy statement for the 2023 Annual Meeting.

Stockholders wishing to have a Rule 14a-8 proposal considered for inclusion in the Company’s proxy statement for the 2023 Annual Meeting must ensure that their proposal is received by the Secretary of the Company at the Company’s principal executive offices at 11682 El Camino Real, Suite 300, San Diego, California 92130, no later than the close of business on September 11, 2023, which the Company has determined is a reasonable time before it expects to begin to print and send its proxy materials.

Further, stockholders wishing to bring business before the 2023 Annual Meeting outside of Rule 14a-8 or to nominate a person for election to the Board at the 2023 Annual Meeting must submit timely notice thereof to the Company in order for such matters to be considered at the 2023 Annual Meeting. In accordance with the Amended and Restated Bylaws of the Company (the “Bylaws”), as the date of our 2023 Annual Meeting will be held more than thirty days from the date of the first anniversary of the 2022 Annual Meeting, such notice must be received by the Company at its offices no later than the close of business on September 11, 2023, which is the tenth day following the day on which the Company first made the public announcement of the date of the 2023 Annual Meeting. Article III, Section 5 of the Bylaws specifies the requirements relating to the content of the notice that stockholders must provide, and any such notices must be received by the Secretary of the Company in writing at the following address: Adamis Pharmaceuticals Corporation, 11682 El Camino Real, Suite 300, San Diego, California 92130, Attention: Corporate Secretary. The notice must comply with the procedures set forth in the Bylaws and include the information required by the Bylaws. The notice must also comply with the requirements of Delaware law and the rules and regulations promulgated by the SEC.

Important Additional Information

The Company intends to file a definitive proxy statement and WHITE proxy card with the SEC in connection with the 2023 Annual Meeting and, in connection therewith, the Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s stockholders in connection with such meeting. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE 2023 ANNUAL MEETING. The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at http://ir.adamispharmaceuticals.com/ or through the SEC’s website at www.sec.gov. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2023 Annual Meeting. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http:// ir.adamispharmaceuticals.com.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: September 1, 2023	By:	/s/ David J. Marguglio
	Name:	David J. Marguglio
	Title:	President